Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated October 10, 2025, relating to the financial statements of Alussa Energy Acquisition Corp II as of December 31, 2024, and for the period from August 16, 2024 (inception) through December 31 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

Very truly yours,

/s/ WithumSmith+Brown, PC

New York, New York

October 10, 2025